                                   EXHIBIT 11

                           ORGANIC FOOD PRODUCTS, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                                              SIX MONTH
                                                       YEARS ENDED          PERIODS ENDED
                                                         JUNE 30,            DECEMBER 31,
                                                 ---------------------   ---------------------
                                                    1996       1995        1996         1995
                                                 ---------   ---------   ---------   ---------
PRIMARY EARNINGS PER SHARE:(1)
COMMON STOCK EQUIVALENTS
  OPTIONS AND WARRANTS GRANTED AND UNEXERCISED     938,000     938,000     938,000     938,000
  ASSUMED BUYBACK OF OPTIONS(2)                   (429,000)   (429,000)   (429,000)   (429,000)
                                                 ---------   ---------   ---------   ---------
                                                   509,000     509,000     509,000     509,000
TOTAL WEIGHTED AVERAGE SHARES ISSUED             5,740,127   6,427,250   5,296,000   4,547,758
                                                 ---------   ---------   ---------   ---------
WEIGHTED AVERAGE SHARES OUTSTANDING              6,249,127   6,936,250   5,805,000   5,056,758
                                                 ---------   ---------   ---------   ---------
                                                 ---------   ---------   ---------   ---------


(1) EARNINGS PER SHARE ARE BASED UPON THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING FOR EACH OF THE RESPECTIVE YEARS. ALL WEIGHTED AVERAGE SHARES OUTSTANDING GIVE RETROACTIVE EFFECT TO THE 2,000 TO 1 STOCK SPLIT IN OCTOBER, 1995, AND THE ISSUANCE OF 2,250,000 IN RELATION TO THE POOLING COMBINATION. PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULES, COMMON STOCK ISSUED FOR CONSIDERATION BELOW THE ANTICIPATED OFFERING PRICE PER SHARE DURING THE PERIOD PRIOR TO FILING OF THE REGISTRATION STATEMENT HAS BEEN INCLUDED IN THE CALCULATION OF COMMON SHARE EQUIVALENT SHARES, USING THE TREASURY STOCK METHOD, AS IF THEY HAD BEEN OUTSTANDING FOR ALL PERIODS PRESENTED.

(2) BUYBACK OF OPTIONS UNDER THE TREASURY STOCK METHOD IS AT THE ASSUMED IPO PRICE OF $5.00 PER SHARE.